UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 28, 2026

Nex Neo Tech Inc.

(Exact name of registrant as specified in its charter)

Wyoming	333-291806	32-0799652
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Krolewska 65A,

30-081, Krakow, Poland

(Address of principal executive offices, zip code)

Tel: +1-443-278-1647

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2026, Nex Neo Tech Inc. (the "Company") entered into a Loan Agreement (the "Loan Agreement") and a related Convertible Promissory Note Agreement (the "Note Agreement") with Zetoria LLC (the "Investor"), pursuant to which the Investor agreed to loan the Company up to $20,000 in the aggregate (the "Loan"), to be advanced in one or more draws at the Company's request for general working capital purposes.

The Loan is evidenced by a convertible promissory note (the "Note"), the terms of which are set forth in the Note Agreement. As of the date of this report, no amount has been advanced under the Loan. Each advance will be evidenced by a written amendment to the Note Agreement specifying the amount and date of such advance. Amounts advanced under the Note will bear interest at a rate of 3% per annum and will mature one year from the date of the applicable advance, unless earlier converted or prepaid.

At any time prior to repayment or maturity, the Investor has the right to convert all or a portion of the outstanding principal and accrued interest into shares of the Company's common stock, par value $0.001 per share, at a fixed conversion price of $0.08 per share. Assuming the Loan is drawn in full and converted in its entirety, the Note would be convertible into 250,000 shares of common stock.

The Note and any shares issuable upon conversion have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and were offered and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder, based on the Investor's representation that it is an "accredited investor" as defined in Rule 501(a) of Regulation D. The shares, if issued, will be "restricted securities" under Rule 144.

The foregoing description of the Loan Agreement and the Note Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Loan Agreement dated August 28, 2026
10.2	Convertible Promissory Note Agreement dated August 28, 2026

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2026

Nex Neo Tech Inc.

By:	/s/ Katarzyna Dzieszuta
Name:	Katarzyna Dzieszuta
Title:	Director